UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2026

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Items.

U.S. Dollar-Denominated Note Offering

On September 8, 2026, Parker-Hannifin Corporation (“Parker” or the “Company”) entered into an underwriting agreement (the “U.S. Notes Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed in Schedule I thereto (the “U.S. Notes Underwriters”), pursuant to which the Company agreed to issue and sell to the U.S. Notes Underwriters the U.S. Notes (as defined below). For a complete description of the terms and conditions of the U.S. Notes Underwriting Agreement, please refer to the U.S. Notes Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.

On September 8, 2026, the Company priced an offering (the “U.S. Notes Offering”) of $2.4 billion in aggregate principal amount of senior notes, consisting of $525 million aggregate principal amount of senior notes due 2028 (the “2028 U.S. Notes”), $500 million aggregate principal amount of senior notes due 2029 (the “2029 U.S. Notes”), $750 million aggregate principal amount of senior notes due 2031 (the “2031 U.S. Notes”) and $625 million aggregate principal amount of senior notes due 2033 (the “2033 U.S. Notes” and, together with the 2028 U.S. Notes, the 2029 U.S. Notes and the 2031 U.S. Notes, the “U.S. Notes”). The 2028 U.S. Notes will bear interest at a rate of 4.750% per annum, the 2029 U.S. Notes will bear interest at a rate of 4.875% per annum, the 2031 U.S. Notes will bear interest at a rate of 5.125% per annum and the 2033 U.S. Notes will bear interest at a rate of 5.300% per annum. Each series of the U.S. Notes will be issued pursuant to an indenture, dated as of September 5, 2023 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by an Officer’s Certificate related to each series of the U.S. Notes, to be dated the issue date of the U.S. Notes. Interest on the 2028 U.S. Notes and the 2029 U.S. Notes will be paid semi-annually in arrears on March 14 and September 14 of each year, commencing March 14, 2027. Interest on the 2031 U.S. Notes will be paid semi-annually in arrears on March 19 and September 19 of each year, commencing March 19, 2027. Interest on the 2033 U.S. Notes will be paid semi-annually in arrears on March 16 and September 16 of each year, commencing March 16, 2027. The U.S. Notes Offering is expected to close on or about September 14, 2026, subject to customary closing conditions.

Euro-Denominated Note Offering

On September 9, 2026, the Company entered into an underwriting agreement (the “Euro Notes Underwriting Agreement”) with Barclays Bank PLC, Citigroup Global Markets Limited and Morgan Stanley & Co. International plc, as representatives of the several underwriters listed in Schedule I thereto (the “Euro Notes Underwriters”), pursuant to which the Company agreed to issue and sell to the Euro Notes Underwriters the Euro Notes (as defined below). For a complete description of the terms and conditions of the Euro Notes Underwriting Agreement, please refer to the Euro Notes Underwriting Agreement, which is filed as Exhibit 1.2 hereto, and is incorporated herein by reference.

On September 9, 2026, the Company priced an offering (the “Euro Notes Offering”) of €2.025 billion in aggregate principal amount of senior notes, consisting of €700 million aggregate principal amount of senior notes due 2030 (the “2030 Euro Notes”), €800 million aggregate principal amount of senior notes due 2032 (the “2032 Euro Notes”) and €525 million aggregate principal amount of senior notes due 2036 (the “2036 Euro Notes” and, together with the 2030 Euro Notes and the 2032 Euro Notes, the “Euro Notes”). The 2030 Euro Notes will bear interest at a rate of 3.800% per annum, the 2032 Euro Notes will bear interest at a rate of 4.040% per annum and the 2036 Euro Notes will bear interest at a rate of 4.375% per annum. Each series of the Euro Notes will be issued pursuant to the Indenture, as supplemented by an Officer’s Certificate related to each series of the Euro Notes, to be dated the issue date of the Euro Notes. Interest on the 2030 Euro Notes will be paid annually in arrears on March 1 of each year, commencing March 1, 2027. Interest on the 2032 Euro Notes will be paid annually in arrears on March 3 of each year, commencing March 3, 2027. Interest on the 2036 Euro Notes will be paid annually in arrears on March 5 of each year, commencing March 5, 2027. The Euro Offering is expected to close on or about September 14, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the U.S. Notes Offering and the Euro Notes Offering, together with cash on hand, to repay the borrowings under the 364-Day Term Loan Agreement, dated December 10, 2025, among the Company, Barclays Bank PLC and various financial institutions named therein as lenders, incurred in connection with the acquisition of Filtration Group Corporation.

The offerings of the U.S. Notes and Euro Notes have been registered under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement on Form S-3 (Registration No. 333-298527), which initially became effective on August 24, 2026. On September 8, 2026 and September 9, 2026, Parker filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) under the Act, preliminary Prospectus Supplements pertaining to the U.S. Notes Offering and the Euro Notes Offering, respectively. On September 10, 2026, Parker filed with the Commission, pursuant to Rule 424(b) under the Act, final Prospectus Supplements pertaining to the U.S. Notes Offering and the Euro Notes Offering, dated September 8, 2026 and September 9, 2026, respectively.

In connection with the offering of the U.S. Notes and the Euro Notes, this Current Report on Form 8-K and exhibits thereto are incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 8, 2026, among Parker-Hannifin Corporation and Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated September 9, 2026, among Parker-Hannifin Corporation and Barclays Bank PLC, Citigroup Global Markets Limited and Morgan Stanley & Co. International plc, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD-LOOKING STATEMENTS

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Often but not always, these statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and may also include statements regarding future performance, orders, earnings projections, events or developments. The Company cautions readers not to place undue reliance on these statements. It is possible that the future performance may differ materially from past performance or current expectations.

Among other factors that may affect future performance are: changes in business relationships with and orders by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms, changes in contract costs and revenue estimates for new development programs; changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the pending acquisition of CIRCOR International, Inc.’s Commercial and Defense Aerospace business and the integration of Filtration Group Corporation and Curtis Instruments, Inc.; ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination and ability to successfully undertake business realignment activities and the expected costs, including cost savings, thereof; ability to implement successfully business and operating initiatives, including the timing, price and execution of share repurchases and other capital initiatives; availability, cost increases of or other limitations on the Company’s access to raw materials, component products and/or commodities if associated costs cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; legal and regulatory developments and other government actions, including related to environmental protection, and associated compliance costs; supply chain and labor disruptions, including as a result of tariffs and labor shortages; threats associated with international conflicts, including geopolitical tensions in the Middle East, and cybersecurity risks and risks associated with protecting the Company’s intellectual property; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; effects on market conditions, including sales and pricing, resulting from global reactions to U.S. trade policies; manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and economic conditions such as inflation, deflation, interest rates and credit availability; inability to obtain, or meet conditions imposed for, required governmental and regulatory approvals; changes in the tax laws in the United States and foreign jurisdictions and judicial or regulatory interpretations thereof; and large scale disasters, such as floods, earthquakes, hurricanes, industrial accidents and pandemics. Readers should also consider forward-looking statements in light of risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 and other periodic filings made with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Executive Vice President, General Counsel and Secretary

Date: September 10, 2026